CODE OF ETHICS

                            SCHWARTZ INVESTMENT TRUST

                           ADOPTED SEPTEMBER 12, 2005

     Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of investment company personnel. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by the investment company. The Rule also requires an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions to the investment company.

     This Code of Ethics (the "Code") has been adopted by the Board of Trustees of Schwartz Investment Trust (the "Trust") as of the date set forth above. It is based on the principle that the Trustees and officers of the Trust owe a fiduciary duty to the Trust's shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

     I. DEFINITIONS. As used in this Code of Ethics, the following terms shall have the following meanings:

     (a)  "Access  Person"  shall mean any Trustee or officer of the Trust.
     (b)  "Adviser" shall mean Schwartz Investment Counsel, Inc.
     (c) "Beneficial ownership" shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership
     (d) "Chief Compliance Officer" shall mean Cynthia M. Dickinson or her successor(s).
     (e) "Disinterested Trustee" shall mean a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.
     (f)  "Distributor" shall mean Ultimus Fund Distributors, LLC.
     (g) "Funds" shall mean Schwartz Value Fund, Ave Maria Growth Fund, Ave Maria Bond Fund, Ave Maria Catholic Values Fund, Ave Maria Rising Dividend Fund any future series established by the Trust.




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     (h)  "Security"  shall have the same meaning set forth in Section  2(a)(36)
          of the 1940 Act, except that it shall not include shares of any registered open-end investment company other than the Funds, direct
          obligations  of  the  U.S.  Government,   bankers'  acceptances,  bank
          certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements.
     (i) A "security held or to be acquired by the Funds" shall mean (1) any security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or the Adviser for purchase by a Fund, or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such security.
     (j) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

     II. PROHIBITION ON CERTAIN ACTIONS. Access Persons of the Trust shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

     (a) Employ any device, scheme or artifice to defraud the Funds or their shareholders;
     (b) Make any untrue statement of a material fact to the Trust or its shareholders or to omit to state a material fact necessary in order to make the statements made to the Trust or it shareholders, in light of the circumstances under which they are made, not misleading;
     (c) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds or their shareholders; or
     (d) Engage in any manipulative practice with respect to the Funds or their shareholders.

     III. CODES OF ETHICS OF ADVISER AND DISTRIBUTOR. All Access Persons of the Trust who are also "access persons" (as defined by Rule 17j-1) of the Adviser are subject to the Code of Ethics of the Adviser, which is incorporated by reference herein. All Access Persons of the Trust who are also "access persons" (as defined by Rule 17j-1) of the Distributor are subject to the Code of Ethics of the Distributor, which is incorporated by reference herein.

     IV. QUARTERLY REPORTING OF SECURITIES TRANSACTIONS. Each Access Person, other than a Disinterested Trustee, shall file with the Chief Compliance Officer of the Trust no later than ten (10) days after the end of each calendar quarter, all personal transactions in securities for that quarter. The form attached as EXHIBIT A, "Personal Securities Transaction Record," shall be used for this purpose. All such reports will be reviewed by the Trust's Chief Compliance
Officer,  or in the case the  reporting  Access  Person is the Chief  Compliance
Officer, to John F. Splain. A Disinterested Trustee shall be required to file such reports only with respect to transactions where such Trustee knows, or in the course of fulfilling his or her duties should have known, that during the 15-day period

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immediately  preceding or following the date of a  transaction  in a security by the Trustee such security was purchased or sold by a Fund or the purchase or sale of the security by a Fund is or was considered by a Fund or the Adviser.

     V. INITIAL AND ANNUAL REPORTING OF HOLDINGS. Each Access Person, other than a Disinterested Trustee, shall file with the Chief Compliance Officer of the Trust, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report listing all securities beneficially owned by such person as of the date he or she became an Access Person. On an annual basis, not later than January 30 of each year, each Access Person, other than a Disinterested Trustee, shall file with the Chief Compliance Officer, in the form attached as EXHIBIT B certification of compliance with this Code which report shall also include a listing all securities beneficially owned by such person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each security in which the Access Person officer had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank which maintains an account in which any securities of which the Access Person has or had direct or indirect beneficial ownership were held; and (3) the date that the report is submitted.

     VI. DISCLAIMER OF BENEFICIAL OWNERSHIP. An Access Person may include in any report required under Sections IV or V, a disclaimer as to the beneficial ownership in any securities covered by the report.

     VII. REVIEW OF REPORTS; SANCTIONS. The Chief Compliance Officer of Schwartz Investment Counsel, Inc. shall review the reports required under this Code and shall report violations of the Code at least quarterly to the Board of Trustees. If any Access Person violates any provisions set forth in this Code of Ethics, the Board of Trustees shall impose such sanctions as it deems appropriate.

     VIII. REPORTING TO BOARD OF TRUSTEES. At least once each year, the Chief Compliance Officer of the Trust shall provide the Board of Trustees with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Trustees that the Trust has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

     IX. NOTIFICATION OF REPORTING OBLIGATION. The Chief Compliance Officer of the Trust shall identify all persons who are required to make the reports required under Sections IV and V and shall inform those persons of their reporting obligation. Each Access Person of the Trust shall be required to acknowledge in writing, in the form attached as EXHIBIT C that he or she has received a copy of, has read and fully understands and will comply with, this Code of Ethics.

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     X. RETENTION OF RECORDS.  The Trust shall  maintain the following  records, for the time periods and in the manner set forth below, at its principal place of business:

     (a) A copy of this Code, and each code of ethics previously in effect for the Trust at any time within the past five years, must be maintained in an easily accessible place.
     (b)  A record of any  violation  of the  Trust's  Code of  Ethics,  and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.
     (c) A copy of each report required to be made by an Access Person pursuant to this Code must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
     (d) A record of all persons, currently or within the past five years, who are or were required to make reports under Sections IV and V, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
     (e) A copy of each report required to be made by the Chief Compliance Officer of the Trust to the Board of Trustees pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.













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
                                                          EXHIBIT A
                                                          ---------
                                          PERSONAL SECURITIES TRANSACTION REPORT


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Name (please print)                                                                Quarter Ending

INSTRUCTIONS:   Record  all  applicable  security  transactions  which  are  not specifically  excepted by the Code of  Ethics.  To indicate no transactions, the word "NONE" must appear. This form must be  returned within 10 calendar  days after the close of each quarter.

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                 Purchase/Sale/        Number of Shares/
     Date            Other             Principal Amount                Title of Security            Price       Broker/Dealer/Bank
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

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Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

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           Account Registration                       Broker/Dealer/Bank                   Account No.           Date Established
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I  acknowledge  that the  transactions  listed above  comprise all  transactions executed in accounts in which I have a  beneficial interest and there are no other  transactions  in  securities  in  which I had or  acquired  a  beneficial interest (whether or not effected in any  brokerage or other  account) that are required to be reported.
------------------------------------                                               ------------------------------------
Signature of Access Person                                                         Approved

------------------------------------                                               ------------------------------------
Date of Filing                                                                     Approved

                                                                                   ------------------------------------
                                                                                   Date Approved



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                                    EXHIBIT B
                                    ---------
                    ANNUAL CERTIFICATION AND HOLDINGS REPORT
                               DECEMBER 31, 20___

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Name (please print)

INSTRUCTIONS: Record holdings, as of December 31, 20__, in all Securities which are not specifically excepted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by January 30, 20__.

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                                                   Number of Shares/
          Title of Security                         Principal Amount
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Please  disclose  below any  account  in which any  Securities  are held for you direct or indirect benefit, as of December 31, 20__.

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      Account Registration         Broker / Dealer / Bank     Account Number
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By  signing  below I certify  that the  Securities  and  accounts  listed  above comprise all Securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I further certify that I have read and fully understand the Amended and Restated Code of Ethics of Schwartz Investment Trust, as amended from time to time (the "Code") and have complied in all respects with the Code.

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Signature of Access Person                   Approved

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Date of Filing                               Approved

                                             -------------------------------
                                             Date Approved





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                                    EXHIBIT C

                                 CODE OF ETHICS
                           CERTIFICATION OF COMPLIANCE

     As an Access Person as defined in the Code of Ethics of Schwartz Investment Trust adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended or updated from time to time (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code and will disclose and report all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code.


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                                          Signature


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                                          Name (Please Print)


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                                          Date